Second Quarter 2025 Earnings Release Conference Call
July 31, 2025

Derek Everitt – Terex Corporation – Vice President, Investor Relations

Good morning and welcome to the Terex Corporation (“Terex” or “Company”) second quarter 2025 earnings conference call. A copy of the press release and presentation slides are posted on our Investor Relations website at investors.terex.com. In addition, the replay and slide presentation will be available on our website. We are joined today by Simon Meester, President and Chief Executive Officer, and Jennifer Kong, Senior Vice President and Chief Financial Officer. Their prepared remarks will be followed by a question-and-answer.

Please turn to slide 2 of the presentation, which reflects our safe harbor statement. Today’s conference call contains forward-looking statements, which are subject to risks that could cause actual results to be materially different from those expressed or implied. These risks are described in detail in the earnings materials and in our reports filed with the Securities and Exchange Commission. On this call, we will be discussing non-GAAP financial information, including adjusted figures that we believe are useful in evaluating the Company’s operating performance. Reconciliations for these non-GAAP measures can be found in the conference call materials. Please turn to slide 3 and I’ll turn it over to Simon Meester.

Simon A. Meester – Terex Corporation – President and Chief Executive Officer

Thanks, Derek, and good morning. I would like to welcome everyone to our earnings call and appreciate your interest in Terex. I want to start by thanking our global team for their continued focus on our customers and our operational performance while navigating through a very dynamic environment. Some of our businesses have more tailwinds or headwinds than others, but our overall performance in the second quarter was in line with expectations. We delivered earnings per share (“EPS”) of $1.49 on sales of $1.5 billion with an operating margin of 11%. In addition, we achieved $78 million in free cash flow, a significant increase compared to this time last year, representing a cash conversion of 108%. The power of our evolving portfolio was evident in the quarter as strong performance in Environmental Solutions (“ES”) offset industry-wide headwinds in Aerials (“Aerials”). Materials Processing (“MP”) executed well, delivering strong sequential growth and margin improvement. Looking ahead, we are maintaining our full year EPS outlook of $4.70 to $5.10. We expect stronger ES performance in the second half compared to our previous outlook as both Environmental Solutions Group (“ESG”) and Terex Utilities are well positioned with healthy backlog, operational momentum and synergies ramping up ahead of schedule. We are assuming independent rental customers will remain cautious with their capex deployment, impacting the sales mix and margin outlook for Aerials, while we continue to expect MP to improve margins in the second half compared with the first half of 2025. With respect to tariffs, we fully understand that things change quickly, and it is difficult to predict where final rates will eventually end up. Our outlook assumes that tariffs broadly remain at current rates and reasonable deals are made with key countries.

To that point, let’s move to slide 4 to discuss that in a bit more detail. As we communicated last quarter, we are well positioned from a manufacturing footprint standpoint as about 75% of our 2025 United States (“U.S.”) machine sales are expected to be generated by products that we produce in at least one of our 11 U.S. manufacturing facilities. ES’ full line of refuse collection vehicles, utility vehicles, compactors and digital solutions are all designed and made in America. Genie manufactures the vast majority of the booms and scissors sold in the U.S. in Washington state, representing about 70% of its U.S. sales. Telehandlers manufactured in Monterrey, Mexico, totaling approximately 20% of its U.S. sales, qualify under the U.S.-Mexico-Canada Agreement (“USMCA”) exemption. Approximately 40% of MP’s 2025 U.S. sales, including cement mixers and certain environmental and aggregate products are also made in the U.S. Our primary aggregates product lines are produced in Northern Ireland, which is part of the United Kingdom (“U.K.”). As we anticipated, the U.K. reached agreement on the 10% tariff rate, consistent with our previous outlook. Approximately 85% of MP’s 2025 U.S. sales are generated by products made in the U.S. or the U.K. Cranes and Material Handlers are manufactured in the European Union and represent less than 10% of MP’s U.S. sales. Like other industrial companies, we have a global supply base and are exposed to tariffs mostly on imported material. We are working closely with our suppliers and executing our mitigation strategy, but we are seeing direct and indirect tariff-related inflation on materials. Based on our current outlook, we estimate the overall net impact of tariffs to be roughly $0.50 for the full year which includes the recently announced 15% reciprocal tariff on the European Union. We will continue to follow the on-going trade negotiations for all of our key markets.

Moving to page 5. Macro cross-currents are impacting end market demand and channel dynamics. We view the Big Beautiful Bill as largely positive as key provisions, particularly the reinstatement of 100% bonus depreciation, to be supportive of equipment demand and increased U.S. industrial activity. Moreover, the bill includes new bonus depreciation for qualified production property, which marks the first time that newly constructed non-residential real estate can benefit from 100% bonus depreciation, which we believe will support increased U.S. manufacturing capex. The bill also includes significant allocations to construction spending, particularly for border infrastructure and defense. Running counter to these policy tailwinds are persistently high interest rates and tariff-related uncertainty that continue to impact capital decisions in certain areas. A building strength of the Terex portfolio is the diversification of our end markets. Waste and recycling now represents approximately 30% of our global revenue and is characterized by low cyclicality and steady growth. Utilities is about 10% and growing due to the need to expand and strengthen the power grid. About 15% of our business is related to infrastructure where significant investments are being made in the U.S. and around the world. These three markets, representing more than half of our revenue, are highly resilient and less exposed to macroeconomic or geo-political dynamics. General construction, which in the past had represented the majority of our end markets, is now less than a third. On balance, we continue to see a two-speed profile in U.S. construction with strength in large projects and infrastructure and softness in local, private projects persisting through the second half of 2025. Turning to Europe, we are seeing a generally weak economic and construction environment in the near term, with a more encouraging outlook for infrastructure and industrial related spending growth in the medium to longer-term. We are also encouraged by increasing adoption of our products in emerging markets such as India, Southeast Asia, the Middle East and Latin America.

Turning to slide 6. Around this time last year, when we announced the ESG acquisition, we started to communicate the opportunity to unlock increasing synergies across Terex. I am pleased to report that we are running well ahead of our initial targets and are finding more opportunities for leverage across our portfolio of businesses. A great example of creating synergy value is extending the capabilities of ESG’s 3rd Eye digital platform to Advance Mixer and Terex Utilities. In the second quarter we launched modules that provide vehicle operators enhanced situational awareness for better maneuverability and safety. The system also provides fleet operators real-time visibility into driver performance, chassis and body activity and equipment status, which reduces operating and liability costs. 3rd Eye generates an important and growing subscription or software-as-a-service-based revenue stream for ESG, and we are excited about the prospects for new digital revenue streams across the Terex portfolio. The middle picture is a Terex Utilities Hi-Ranger bucket truck, which was part of a significant order we received through a historical ESG customer. Relationships matter and this recent order is a great example of how strong customer relationships in one area can open doors for other parts of the business. As a result, Terex Utilities is building 80-plus bucket trucks and digger derricks for a customer that was not in their previous sales plan. We will continue to explore incremental opportunities as we leverage relationships and channels across the group. Finally, the sourcing savings are starting to build up as well, helping offset tariff and inflationary pressure. So far, the teams have leveraged our increased scale to secure better rates and terms in categories such as steel fabrications, hardware, consumables, and transportation. There is more opportunity ahead as we systematically work through all areas of our bill of materials. Overall, I am very pleased with the work of our integration teams and look forward to unlocking considerably more synergies going forward. And with that, I’ll turn it over to Jenn.

Jennifer Kong-Picarello – Terex Corporation – Senior Vice President and Chief Financial Officer

Thank you, Simon, and good morning, everyone. Let’s look at our Q2 financial results on slide 7. Our overall performance in the quarter was in line with our expectations despite tight monetary policies, changing trade policies and geopolitical tensions. This is a testament to the strength of the Terex portfolio that headwinds faced by Aerials were offset by on-going strong performance in ES, supported by MP delivering on their planned sequential improvements. Total net sales of $1.5 billion grew 8% year-over-year, or 7% at constant exchange rates. Excluding ESG, our legacy sales declined by 12% or 13% excluding the impact of foreign exchange, consistent with our expectation. Our operating margin was 11.0%, down 310 basis points year-over-year, consistent with our planned sequential improvement of 190 basis points. Stronger ES margins offset lower than expected margins in Aerials. Excluding ESG, legacy operating margin declined by 560 basis points driven by volume, tariffs and mix partially offset by selling, general, and administrative reduction. Interest and other expenses were $44 million, $29 million higher than last year due to interest on ESG acquisition financing. The second quarter effective tax rate was 18.3%, about 170 basis points better than planned due to net favorable discrete items resulting from utilization of certain non-U.S. tax attributes. EPS for the quarter was $1.49 which includes a $0.03 benefit from the favorable tax rate. EBITDA was $182 million or 12.2% of sales. We generated $78 million of free cash flow in Q2, which was $35 million better than last year despite lower earnings due to better working capital performance. ESG generated cash well above the interest expense associated with the acquisition financing. We continue to execute our capital allocation strategy, returning value to shareholders while investing for longer-term organic growth.

Please turn to slide 8 to review our segment results, starting with Aerials. Sales of $607 million were consistent with our expectations in total, but the customer mix was more heavily weighted to our national customers than we anticipated. Independent rental customers are more exposed to smaller interest rate sensitive projects compared to the nationals who are benefiting from their greater exposure to the larger projects. Aerials operating margin improved 500 basis points sequentially on better manufacturing absorption, but was about 200 basis points lower than we expected largely because of customer mix.

Turning to slide 9. MP sales of $454 million were 9% lower than last year, but in line with our expected step up from Q1. We continue to see high fleet utilization rates in the U.S. and dealer stock levels normalize. However, macro uncertainty and high interest rates remain a headwind for rent to own conversions and the European market remained weak although showing early signs of recovery. MP generated 12.7% of operating margin in Q2, in line with expectation as cost control and pricing actions largely offset tariff impact. This was a 270 basis points sequential quarter-over-quarter margin improvement from the 10% floor in Q1. Most of the improvement was in the aggregates vertical while the cranes and handling businesses remain challenging.

Please turn to slide 10 to review ES. Our ES segment had another great quarter, generating $430 million of sales with 12.9% year-over-year growth on a pro forma basis and 8% sequential growth versus Q1. The strong growth was driven by improved throughput and delivery of refuse collection vehicles and utilities trucks. ES delivered a 19.1% operating margin, representing a 230-basis point improvement on a pro forma basis compared to last year. Utilities benefited from a positive customer and product mix and improved operational execution. I look forward to consistent stronger performance from this segment.

Please turn to slide 11. We have strong liquidity and a flexible capital structure with the right mix of secured and unsecured debt and variable versus fixed rates. As stated previously, we can pre-pay or re-price a significant portion of the debt and we do not have any maturities until 2029. We ended the second quarter with $1.2 billion of liquidity, consistent with our outlook. We plan to de-leverage in second half of the year as we generate increased cash flow from the operations. We will also continue to invest in our businesses, to fuel organic growth and profitability improvement. Returning capital to shareholders remains a priority. In the second quarter we re-purchased $21 million of Terex stock, increasing our first half total to $53 million. We are also announcing the authorization of a new $150 million share buyback program with $33 million remaining at the end of Q2 from the previous authorization. The new authorization will provide us flexibility to take advantage of market conditions when appropriate. In addition to the buybacks, we paid $11 million in dividends in the quarter. Terex is in a strong financial position to invest in our business and execute our strategic initiatives, while returning capital to shareholders.

Turning to bookings and backlog on slide 12. Our bookings trends have returned to normal seasonal patterns supported by a 19% year-over-year pro-forma growth in the quarter. Aerials bookings grew 70% year-over-year with a sequential decline consistent with historical seasonality. Despite the macro uncertainty, MP bookings grew 24% year-over-year driven by aggregates which saw a positive demand uptick in the U.S. and India. In ES, bookings reflect a return to normal seasonal ordering patterns and the healthy backlog provides strong forward visibility. Our overall Terex backlog sits at $2.2 billion and supports our second half outlook.

Now turn to slide 13 for our 2025 outlook. We are operating in a complex environment with many macroeconomic variables and geo-political uncertainties and results could change negatively or positively. We are maintaining our full year EPS outlook of $4.70 to $5.10 which now includes $0.50 of net tariff impact. We continue to expect full year 2025 sales of between $5.3 and $5.5 billion, representing between $200 to $400 million higher sales than the prior year due to the acquisition growth of ESG, more than offsetting lower legacy sales. We continue to expect segment operating margin of approximately 12% resulting from stronger ES margins and planned sequential improvements from MP, which will help offset second half headwinds in Aerials, including the impact of tariffs. We now expect interest and other expenses of about $170 million and an improved effective tax rate of approximately 17.5% for the full year. From a quarterly perspective, as opposed to our historical cadence, this year we expect our Q4 EPS to be higher than Q3 due to the ramp up of tariff mitigation actions and higher Q4 margins in MP which more than offset the sequentially lower sales volume in Aerials. We continue to expect a significant increase in free cash flow compared to 2024, anticipating between $300 million and $350 million in 2025, driven by working capital reductions and a full year of ESG cash generation, while investing in our businesses with expected capex of approximately $120 million.

Looking at our segments. We are maintaining our Aerials and MP sales expectations and increasing our sales outlook for ES. In Aerials, we expect full year sales to be in line with our previous outlook of down low double digits. We also expect the unfavorable customer mix dynamics that we saw in Q2 persist in the second half. This, coupled with the timing of tariff impacts, will put pressure on Aerials margins in the second half. In MP, our backlog coverage as well as the underlying machine utilization rates, parts consumption, and quote activity gives us confidence in our down high single-digit outlook for the year. We expect MP to achieve full year decremental margins well within our 25% targets. ES had a great first half and we expect the strong momentum to continue into the second half. We are increasing our full year sales outlook again this quarter and are now expecting full year sales to be up low double digits. We expect margins to moderate slightly in the second half due to customer and product mix. And with that, I will turn it back to Simon.

Simon A. Meester – Terex Corporation – President and Chief Executive Officer

Thanks, Jenn. I will now turn to slide 13. Terex is well positioned to navigate the current dynamic environment and deliver long-term value to our shareholders. We have a strong, more synergistic portfolio of industry-leading businesses across a diverse landscape of industrial segments with attractive end markets. We will continue to improve our through-cycle financial performance as we integrate ESG and realize synergies across the Company. As always, I want to close by thanking our team members around the world. We will continue our exciting path forward, building and growing a new Terex. And with that, I would like to open it up for questions. Operator?